Exhibit 99.1

The Peoples Holding Company (AMEX: PHC)
P.O. Box 709
Tupelo, MS 38801-0709
Phone: (662) 680-1001
Fax: (662) 680-1234
www.renasantbank.com

Press Release

For additional information, contact:

Jim Gray
Executive Vice President, Investor Relations & Planning Director
(662) 680-1217

Stuart Johnson
Executive Vice President & Chief Financial Officer
(662) 680-1472

Date:	February 17, 2005

The Peoples Holding Company Declares Dividend

         At the monthly meeting on Tuesday, February 15, 2005, the board of directors of The Peoples Holding Company (AMEX:PHC) approved the payment of a quarterly cash dividend of twenty-one cents ($0.21) per share to be paid April 1, 2005, to shareholders of record March 18, 2005.

         The Peoples Holding Company is the parent of Renasant Bank, the fourth largest commercial bank headquartered in Mississippi; Renasant Bank of Tennessee, a Tennessee-chartered bank; and Renasant Insurance, Inc. The Company has assets of approximately $2.2 billion and operates 59 community bank, insurance and financial services offices in 36 cities in Mississippi, Tennessee and Alabama.